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                                                                    EXHIBIT 11


                   Consent Of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Trust Equity Funds dated March 12, 1998 (and to all references to our firm) included in or made a part of the Post-Effective Amendment No. 45 and Amendment No. 47 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 27, 1998